EXHIBIT 10.12
                         STANDARD FORM COMMERCIAL LEASE


1. PARTIES (fill in)

         Merrimack Realty Trust LESSOR, which expression shall include its heirs, successors and assigns where the context so admits, does hereby lease to Enterprise Bank and Trust Company


2. PREMISES (fill in and include, if applicable, suite number, and square feet)

         LESSEE, which expression shall include its successors, executors, administrators and assigns where the context so admits, and the LESSEE hereby leases the following described premises: 4,375+/-sq ft. of office space on the ground floor of 21-27 Palmer Street and as more particularly described by the attached Schedule A.

         Together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto.

3. TERM (fill in)

         The term of this lease shall be for five (5 years commencing on May 1, 1993 and ending on April 30, 1998. Beginning December 31, 1994, and annually thereafter, on the 31st day of December during any year of the term and any year of the extended term, Lessee shall have the option to terminate its lease upon 90 days written notice to Lessor. Such notice to be sent Certified Mail. In addition, the Lessee will have the option to extend its lease for three additional five (5) year terms.

4. RENT (fill in)

         The LESSEE shall pay to the LESSOR rent at the rate of $19,007.40 dollars per year, payable in advance in monthly installments of $1,583.95 for year one through five as described in Schedule B. Each option period's annual rent will be calculated as per the attached Schedule C.

5. SECURITY DEPOSIT (fill in)

         Upon the execution of this lease, the LESSEE shall pay to the LESSOR the amount of $0 dollars, which shall be held as a security for the LESSEE's performance as herein provided and refunded to the LESSEE at the end of this lease subject to the LESSEE's satisfactory compliance with the conditions hereof.

6. RENT ADJUSTMENT (fill in)

         The LESSEE shall pay to the LESSOR as additional rent N/A percent of an increase in operating expenses, defined for the purposes of this agreement as N/A and N/A percent of any increase in real estate taxes levied against the land and building, of which the leased premises are a part, over those incurred or levied during the calendar year ending N/A. This increase shall be prorated should this lease terminate before the end of any calendar year. The LESSEE shall make payment within thirty (30) days of written notice from the LESSOR that such operating expenses, or increased taxes, are payable by the LESSOR.

7. UTILITIES (fill in or delete) and services

         The LESSOR shall provide and LESSEE shall pay for all LESSEE's utilities, water and sewer use charges, except for heat.

         LESSOR agrees to furnish reasonable heat to the leased premises, the hallways, stairways, elevators, and lavatories during normal business hours on regular business days of the heating season of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's control.

8. USE OF LEASED PREMISES (fill in)

         The LESSEE shall use the leased premises only for the purpose of general banking and mortgage company and all related activities.

9. COMPLIANCE WITH LAWS

         The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

10. FIRE INSURANCE

         The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE's use of the premises.


11. MAINTENANCE OF PREMISES

         The LESSEE agrees to maintain the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein acknowledging that the leased premises are now in good order and the glass whole. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises.

12. ALTERATIONS-ADDITIONS

         The LESSEE shall make alterations to the leased premises as described in Schedule D. All work will be completed in a good and workmanlike manner. With respect to such alterations, LESSEE agrees to hold LESSOR harmless as described in Schedule E. All such allowed alterations shall be at LESSEE's expense except as otherwise described in Schedule B, and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13. ASSIGNMENT-SUBLEASING

         The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR's prior written consent, which consent shall not unreasonably withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.

14. SUBORDINATION

         This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

15. LESSOR'S ACCESS

         The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

16. INDEMNIFICATION AND LIABILITY

         The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by the use or escape of water or by the (fill in) bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the building or from the sidewalks bordering upon the premises so leased, or by any nuisance made or suffered on the leased premises, unless such loss is caused by the neglect of the LESSOR. The removal of snow and ice from the sidewalks bordering upon the leased premises shall be LESSOR responsibility.

17. LESSEE'S LIABILITY INSURANCE (fill in)

         The LESSEE shall maintain with respect to the leased premises and the property, of which the leased premises are a part, comprehensive public liability insurance in the amount of $1,000,000 with property damage insurance in limits of $100,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each assured named therein.

18. FIRE CASUALTY-EMINENT DOMAIN

         Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

         (a) The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or

         (b) The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety
                  (90) days of said fire, casualty, or taking.

The LESSOR reserves and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises or any taking by eminent domain except for damage to the LESSEE's fixtures, property or equipment.

19. DEFAULT AND BANKRUPTCY

         In the event that:

         (a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

         (b) The LESSEE shall default in the observance or performance of any other of the LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

         (c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors,

then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the terms of this lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of six (6) percent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20. NOTICE (fill in)

         Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if left at the leased premises addressed to the LESSEE, or, if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent and notices shall be paid and sent to the LESSOR at

                             Merrimack Realty Trust
                             222 Merrimack Street, Suite 210
                             Lowell, MA 01852

21. SURRENDER

         The LESSEE shall at the expiration or other termination of this lease remove all LESSEE's goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

22. OTHER PROVISION


         IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this 4th day of July, 1993.


                               /s/ Michael T. Putziger, Trustee
                               LESSOR:  Merrimack Realty Trust


                               /s/ John P. Clancy, Jr., CFO and Treasurer
                               LESSEE:  Enterprise Bank and Trust Company

                                                                  SCHEDULE A






                             [Diagram of Floor Plan]

                                                                      SCHEDULE B


The annual base rent for the first five years of the lease will be $33,906.20 annually. The Lessee, however, will receive an annual credit ("credit") of $14,898.80 for years 1-5 for undertaking certain improvements on behalf of the Lessor as described below. The net annual rent will be $19,007.40 for years 1-5.

Lessor Related Cost

Demolition and Dumpster                                       $  6,635.00
Stud Outside Walls and Sheetrock                                16,284.00
Ramp Hallway Entrance                                            5,657.60
White Grid Ceiling Tile                                          4,881.00
Plumbing                                                         2,273.10
Sprinkler Heads                                                  2,590.00
Air Conditioning Unit                                           17,679.30
Replace & Relocate Other A/O Unit                                9,000.00
Lost Use of Funds                                                9,494.00
                                                             ------------
                                                               $74,494.00

As stated in Section 3 of the lease, Lessee shall have the right to terminate its lease on December 31, 1994 and annually thereafter, upon 90 days' notice. It is understood and agreed to between Lessor and Lessee that in the event of a termination prior to the end of year five that any portion of the credit (as described above) not yet realized by Lessee will be forfeited.

                                                                    SCHEDULE C


a. The annual rent for the first option period (year 6) will be established by taking the sum of $33,906.20 plus the product of $33,906.20 multiplied by the amount expressed as a percentage equal to the increase, if any, in the CPI-U for the preceding 60 month period. For years 2 through 5 of the first option period (years 7-10 overall), the rent shall be adjusted annually. The annual rent will be calculated by taking the sum of the annual rent for the preceding 12 month period plus the product of the annual rent for the preceding 12 month period multiplied by the amount expressed as a percentage equal to the increase if any in the CPI-U for the preceding 12 month period. The increase in the CPI-U shall be calculated by comparing the CPI-U published on or most recently prior to the commencement of the preceding period with the CPI-U published on or most recently prior to the end of the preceding period. In the event in any yearly period, the CPI-U, or any substitute index decreases, the rent shall never be less than the previous annual figure.

         The annual rent for the first year of the second option period (year 11 overall) shall be calculated by taking the sum of the annual rent for the preceding 12 month period plus the product of the annual rent for the preceding 12 month period multiplied by the amount, expressed as a percentage equal to the increase, if any, in the CPI-U for the preceding 12 month period. For years 2 through 5 of the second option period (years 12-15 overall), the rent shall be adjusted annually. The annual rent will be calculated by taking the sum of the annual rent for the preceding 12 month period plus the product of the annual rent for the preceding 12 month period multiplied by the amount expressed as a percentage equal to the increase if any in the CPI-U for the preceding 12 month period. In the event in any yearly period, the CPI-U, or any substitute index decreases, the rent shall never be less than the previous annual figure. The increase in the CPI-U shall be calculated by comparing the CPI- U published on or most recently prior to the commencement of the preceding period with the CPI-U published on or most recently prior to the end of the preceding period. In the event in any period, the CPI-U, or any substitute index decreases, the rent shall never be less than the previous yearly figure.

         The annual rent for the first year of the third option period (year 16 overall) shall be calculated by taking the sum of the annual rent for the preceding 12 month period plus the product of the annual rent for the preceding 12 month period multiplied by the amount, expressed as a percentage equal to the increase, if any, in the CPI-U for the preceding 12 month period. For years 2 through 5 of the third option period (years 17-20 overall), the rent shall be adjusted annually. The annual rent will be calculated by taking the sum of the annual rent for the preceding 12 month period plus the product of the annual rent for the preceding 12 month period multiplied by the amount expressed as a percentage equal to the increase if any in the CPI-U for the preceding 12 month period. In the event in any yearly period, the CPI-U, or any substitute index decreases, the rent shall never be less than the previous annual figure. The increase in the CPI-U shall be calculated by comparing the CPI- U published on or most recently prior to the commencement of the preceding period with the CPI-U published on or most recently prior to the end of the preceding period. In the event in any period, the CPI-U, or any substitute index decreases, the rent shall never be less than the previous yearly figure.

b. Rate determined by utilizing the Consumer Price Index published by Bureau of Labor Statistics of the U.S. Dept. of Labor.

                                                                      SCHEDULE D


Demolition of the existing  partitions
Dumpster for construction
Stud walls and sheetrock
Supply and install millwork
Supply solid core doors
Necessary door hardware
Glass for the store fronts and doors
Kitchen  cabinets and  countertop
Ramp hallway and 1" plywood  O/F1
Move  archway in brick wall
Painting of walls and doors
New white grid and  ceiling  tiles
Rework  sprinkler  heads
Plumbing
Plumbing for 3 H/C bathrooms
Bathroom  hardware/exhaust fan
Air conditioning 1 - 7 1/2 ton unit
2 - 5 ton  unit  split  system  (one for the  doctors'  area)
Add  doors to the stairwell  and  relocate  pipes
Carpet and tile,  using  existing  carpet,  plus additional carpet
Electrical:
          Necessary  electrical  outlets
          Isolated grounded outlets
          Light switches
          New acrylic  lense  fixtures
          Exit and  emergency  lighting
          One new sub panel
          Telephone  outlets 4 C/pairs
          Data outlets Level 5
          Kitchen outlet on separate circuit
          Connecting the new A/C units
          Cut in door and necessary ramp for H/C entrance
          Adding 10 recessed wall washes

Using three year lamps in exit
Light  fixtures
Remove 10 ton AC unit
Supply new carpet
Supply  janitor  sink in closet
Install  radiator  in office #1
Install radiator in conference room

                                                                      SCHEDULE E


                            INDEMNIFICATION AGREEMENT
                                 BY AND BETWEEN

                         LESSOR: MERRIMACK REALTY TRUST
                    LESSEE: ENTERPRISE BANK AND TRUST COMPANY


         This agreement is entered into as of April 7, 1993, between Enterprise Bank and Trust Company (Lessee) and Merrimack Realty Trust (Lessor). Whereas Lessee wishes to enter the premises as defined on the attached Exhibit A prior to the execution of a definitive lease agreement for such premises, for the purpose of commencing alterations to said premises; and whereas Lessor is willing to allow such access to said premises subject to the following indemnification whereby Lessee will hold Lessor absolutely harmless as a result of any and all actions as further defined below.

         LESSEE agrees to save LESSOR harmless and shall exonerate, defend and indemnify LESSOR from and against, any and all claims, liabilities, losses, damages, costs, expenses and penalties, of whatsoever nature, arising from any act, omission, or negligence of LESSEE or LESSEE's employees, agents, contractors, suppliers, licensees, customers, or visitors, or arising from any accident, injury or damage whatsoever caused to any person, including death, or to the property of any person, which shall occur during the term of the proposed Lease and/or resulting from LESSOR allowing LESSEE to begin alterations (as defined in Exhibit B) to the premises, in or about the premises, or which shall arise from any accident, injury or damage occurring outside of the premises but in or about the building (and, without limiting the generality of the foregoing, on or about the elevators, staircases, public corridors, sidewalks, approaches, roof, or other appurtenances and facilities used in connection with the building or the premises), where such accident, damage or injury result or is claimed to have resulted from an act, omission, misconduct, or negligence on the part of LESSEE or LESSEE's agents, servants, employees, suppliers, licensees, visitors, or customers; and LESSEE shall save LESSOR harmless and shall indemnify LESSOR from and against any and all costs and expenses (including reasonable attorney's fees) incurred by LESSOR by reason of any failure of LESSEE to observe any of LESSEE's obligations, covenants, and agreements hereunder.


4/7/93                                 /s/ Michael T. Putziger
Date                                   By: Michael T. Putziger, Trustee and
                                           not individually
                                           Merrimack Realty Trust


4/7/93                                 /s/ John P. Clancy, Jr.
Date                                   By: John P. Clancy, Jr., Treasurer and
                                           Chief Financial Officer
                                           Enterprise Bank and Trust Company